UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

February 1, 2015

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 1, 2015, Pro-Dex, Inc. (“Pro-Dex” or the “Company”) completed its acquisition of substantially all the assets of Fineline Molds, a California corporation (“Fineline”), which is engaged in the manufacture of plastic injection molds serving customers in a variety of industries (the “Acquisition”). The Acquisition was made pursuant to an Asset Purchase Agreement, between the Company and Fineline dated December 8, 2014 ( the “Agreement”), as reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 11, 2014.

The aggregate purchase price for the Acquisition was $750,000, of which $650,000 was paid in cash at closing and $100,000 of which is to be paid by the Company under the terms of a four-year promissory note issued to Fineline at closing, which bears interest at 4% per annum and requires sixteen equal quarterly payments of principal and accrued interest in the amount on $6,794.46 each. The Company’s obligations under the promissory note are secured by all of the assets of Fineline purchased by the Company. The promissory note contains covenants and obligations of the Company customary for a transaction of this type.

A copy of the Agreement was attached as Exhibit No. 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 11, 2014. The above descriptions are qualified by reference to the complete text of the Agreement, provided that the representations and warranties contained in the Agreement are not intended for investors and the public to obtain factual information about the Company. Rather, investors and the public should look to disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The description under Item 1.01 of the Company’s acquisition of assets of Fineline is incorporated by reference into this Item 2.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description under Item 1.01 of the issuance of the promissory note and the Company’s obligations thereunder are incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2015	PRO-DEX, INC (REGISTRANT)

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer